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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JULY 28, 1999



                            SIERRA PACIFIC RESOURCES
           ----------------------------------------------------------
           (Exact name of the registrant as specified in its charter)


                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)




           1-8788                                       88-0198358
           ------                                       ----------
  (Commission File Number)                  (IRS Employer Identification Number)


P.O. BOX 30150 (6100 NEIL ROAD), RENO, NEVADA                 89511
---------------------------------------------                 -----
(Address of principal executive offices)                   (Zip Code)



                                  775-834-4011
                                  ------------
              (Registrant's telephone number, including area code)



                                       N/A
                  ---------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS


         On July 28, 1999, Sierra Pacific Resources (the "Company") issued a press release announcing the closing of its merger with Nevada Power Company ("Nevada Power") in a stock and cash transaction. A copy of the press release is filed herewith as Exhibit 99.1.

         The merger between the Company and Nevada Power was consummated pursuant to an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), among the Company, Nevada Power, LAKE Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company ("LAKE Merger Sub"), and DESERT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company ("DESERT Merger Sub"). The Merger Agreement was filed as Exhibit 2.1 to the Company"s Current Report on Form 8-K dated April 30, 1998 and is incorporated herein by reference.

         Pursuant to the Merger Agreement, (i) LAKE Merger Sub merged with and into the Company, with the Company being the surviving corporation, and immediately thereafter, (ii) Nevada Power merged with and into DESERT Merger Sub, with DESERT Merger Sub being the surviving corporation and continuing as a wholly-owned subsidiary of the Company, under the name of Nevada Power Company.

         Under the terms of the Merger Agreement, each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), was converted into the right to receive either $37.55 in cash (the "Company Cash Consideration") or 1.44 shares of Company Common Stock (the "Company Stock Consideration"). Each outstanding share of Nevada Power's common stock, par value $1.00 per share (the "Nevada Power Common Stock"), was converted into the right to receive either $26.00 in cash (the "Nevada Power Cash Consideration") or 1.00 share of Company Common Stock (the "Nevada Power Stock Consideration"). Each holder of shares of Company Common Stock was afforded the right to elect to receive, in respect of each such share, either the Company Cash Consideration or the Company Stock Consideration, and each holder of shares of Nevada Power Common Stock was afforded the right to elect to receive, in respect of each such share, either the Nevada Power Cash Consideration or the Nevada Power Stock Consideration. Holders of less than 100 shares of Company Common Stock or Nevada Power Common Stock were deemed to have elected to receive the Company Cash Consideration or the Nevada Power Cash Consideration, respectively.

         Pursuant to the Merger Agreement, approximately $151.6 million in cash was paid to holders of shares of Company Common Stock, and approximately $304.6 million in cash was paid to holders of shares of Nevada Power Common Stock. The stockholders of the Company and Nevada Power elected to receive less than all of the shares of Company Common Stock allocated to be paid to them pursuant to the Merger Agreement, with the result that such shares will be proportionately allocated among those stockholders who have elected to receive cash (other than among the holders of less than 100 shares of Company Common Stock or Nevada Power Common Stock, who will receive cash in any event).


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         The Company provided for temporary funding of the cash portion of the consideration paid to both the Company's and Nevada Power's stockholders through the issuance of commercial paper. This short-term financing will be replaced with a combination of bank loans and the proceeds from the issuance of long-term debt by the Company.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
-------           ----------------------------------

(a)      Financial Statements of businesses acquired.

                  The financial statements required by Item 7(a) of Form 8-K will be filed by amendment not later than 60 days after the date hereof.

(b)      Pro forma financial information.

                  The pro forma financial information required by Item 7(b) of Form 8-K will be filed by amendment not later than 60 days after the date hereof.

(c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated as of April 29, 1998, by and among the Company, Nevada Power, LAKE Merger Sub and DESERT Merger Sub (Exhibit 2.1 to Company's Current Report on Form 8-K dated April 30, 1998).

         99.1     Sierra Pacific Resources - Press Release issued July 28, 1999.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:            AUGUST 6, 1999
                  --------------

                                       SIERRA PACIFIC RESOURCES


                                       By: /s/ WILLIAM E. PETERSON
                                          -------------------------------------
                                          William E. Peterson
                                          Title: Senior Vice President,
                                                 General Counsel and
                                                 Corporate Secretary


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                                  EXHIBIT INDEX


Exhibit                             Description
-------                             -----------

2.1             Agreement and Plan of Merger, dated as of April 29, 1998, by and among the
                Company, Nevada Power, LAKE Merger Sub and DESERT Merger Sub
                (Exhibit 2.1 to Company's Current Report on Form 8-K dated April 30, 1998).

99.1            Sierra Pacific Resources - Press Release issued July 28, 1999.
